Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: DNIB UNWIND, INC. (f/k/a BIND THERAPEUTICS, INC.), et al.,[1] Post-Effective Date Debtors.	x : : : : : : x	Chapter 11 Case No. 16-11084 (BLS) (Jointly Administered)

NOTICE OF DISTRIBUTION

PLEASE TAKE NOTICE that (i) on September 14, 2016, the Debtors filed the Debtors’ Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation [Docket No. 415] (the “Plan”),2 (ii) on September 26, 2016, the Bankruptcy Court entered its Findings of Fact, Conclusions of Law, and Order Confirming Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation [Docket No. 457], and (iii) on October 11, 2016, the Plan became effective as set forth in the Notice of Occurrence of Effective Date of Debtors’ Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation [Docket No. 474].

PLEASE TAKE NOTICE that the Trustee of the DNIB Liquidation Trust hereby provides notice that he intends to make an additional distribution to shareholders who timely provided requested tax information to the Trust in the aggregate amount of approximately $4,000,000 on or about May 9, 2018. The per share distribution to shareholders who timely provided the requested tax information to the Trust for the third distribution is approximately

[1]	The Post-Effective Date Debtors, together with the last four digits of each Post-Effective Date Debtor’s U.S. federal tax identification number, are: DNIB Unwind, Inc. (f/k/a BIND Therapeutics, Inc.) (6148) and DNIB Subsidiary Corporation (f/k/a BIND Biosciences Security Corporation) (3208). The address for the Post-Effective Date Debtors is c/o Development Specialists, Inc., 333 South Grand Avenue, Suite 4070, Los Angeles, CA 90071.
[2]	Capitalized terms used, but not otherwise defined herein, have the meanings given to them in the Plan.

$0.25. The total per share distribution to shareholders who timely provided requested tax information to the Trust following the third distribution will be approximately $1.14.

Dated:	April 24, 2018
Wilmington, Delaware

/s/___________________________

RICHARDS, LAYTON & FINGER, P.A.

John H. Knight (No. 3848)

Amanda R. Steele (No. 5530)

Brett M. Haywood (No. 6166)

One Rodney Square

920 North King Street

Wilmington, DE 19801

Telephone: (302) 651-7700

Facsimile: (302) 498-7701

Email: knight@rlf.com

    steele@rlf.com

    haywood@rlf.com

- and -

LATHAM & WATKINS LLP

Peter M. Gilhuly (admitted pro hac vice)

Kimberly A. Posin (admitted pro hac vice)

Adam E. Malatesta (admitted pro hac vice)

355 South Grand Avenue

Los Angeles, CA 90071-1560

Telephone: (213) 485-1234

Fax: (213) 891-8763

Email: peter.gilhuly@lw.com

    kim.posin@lw.com

    adam.malatesta@lw.com

Counsel for the Trustee of the DNIB Liquidation Trust